UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 2, 2020
Date of Report (date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(855) 283-9237
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	PSXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2020, Rosy Zuklic, Vice President and Chief Operating Officer of Phillips 66 Partners GP LLC, the general partner (the “General Partner”) of Phillips 66 Partners LP (the “Partnership”), moved to the Global Marketing organization of Phillips 66.

The business operations of the Partnership will continue to be overseen by the current officers of the General Partner, including Timothy D. Roberts, to whom Ms. Zuklic previously reported. Mr. Roberts, Executive Vice President, Midstream of Phillips 66, and Vice President, Operations and member of the Board of Directors of the General Partner, became Vice President and Chief Operating Officer for the General Partner effective November 2, 2020. Additionally, Casey B. Gorder, General Manager, Midstream Strategy and Planning for Phillips 66, will take on the role of General Manager, Operations for the General Partner. The General Partner believes these organizational changes best serve the interests of the Partnership in light of Ms. Zuklic’s new career opportunity at Phillips 66.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: November 2, 2020	By:	/s/ Paula A. Johnson
Paula A. Johnson Vice President